Exhibit 99.2

BRYN MAWR BANK CORPORATION

NON-QUALIFIED STOCK OPTION AGREEMENT

SUBJECT TO THE 2007 LONG TERM INCENTIVE PLAN

FOR NON-EMPLOYEE DIRECTORS

Optionee:

Number of Shares Subject to Option (“Option Shares”):

Option Price:	$ per share

Date of Grant:	, 200

AGREEMENT, dated as of the Date of Grant set forth above by and between BRYN MAWR BANK CORPORATION (the “Corporation”) and the Optionee named above (the “Optionee”).

1. The Plan. This Agreement is subject to the terms and conditions of the Bryn Mawr Bank Corporation 2007 Long Term Incentive Plan (the “Plan”) as approved by the Board of Directors of the Corporation on February 23, 2007 and by the Corporation’s shareholders on April 25, 2007. Except as otherwise specified herein, all capitalized terms used in this Agreement shall have the meanings given to them in the Plan.

2. Grant of Option. Subject to the terms and conditions of the Plan and this Agreement, the Corporation’s Compensation Committee (“Compensation Committee”) hereby grants to the Optionee an option to purchase the number of Option Shares set forth above of the Corporation’s common stock (the “Stock”) at the Option Price per share set forth above (the “Option”).

3. Purpose and Forfeiture Provisions. The purpose of granting directors, officers and other employees options pursuant to the Plan is to motivate, attract, retain and reward them, to increase their stock ownership and link their personal interest to that of the Corporation and its shareholders. In return for granting this Option, Optionee acknowledges by signing below at the end of this Agreement that Optionee has read the entire Agreement, including the forfeiture and termination provisions in this Section 3 and Sections 6 and 8 and that Optionee agrees as follows:

(a) Forfeiture of Option Gain and Unexercised Options If Optionee Engages in Certain Activities. The provisions of this subsection 3 (a) will apply to all Options granted to Optionee under the Plan. If, at any time within (i) the ten (10) year term of this Option, or (ii) two

(2) years after termination of, or leaving, Optionee’s directorship with the Corporation, or (iii) two (2) years after Optionee exercises any portion of this Option whichever is later, Optionee engages in any activity inimical, contrary or harmful to the interests of the Corporation including, but not limited to (A) conduct related to Optionee’s directorship for which either criminal or civil penalties against Optionee may be brought, (B) violation of the Corporation’s policies including, without limitation, the Corporation’s insider trading policy, (C) soliciting of any customer of the Corporation for business which would result in such customer terminating their relationship with the Corporation; soliciting or inducing any individual who is an employee or director of the Corporation to leave the Corporation or otherwise terminate their relationship with the Corporation, (D) disclosing or using any confidential information or material concerning the Corporation, or (E) participating in a hostile takeover attempt, then (x) this Option shall terminate effective as of the date on which Optionee engages in such activity, unless terminated sooner by operation of another term or condition of this Agreement or the Plan, and (y) any option gain realized by Optionee from exercising all or a portion of this Option shall be paid by Optionee to the Corporation on the day Optionee engages in such activity.

(b) Right of Setoff. By accepting this Agreement, Optionee consents to the deduction, to the extent permitted by law, from any amounts that the Corporation owes Optionee from time to time (including amounts owed to Optionee as wages or other compensation, fringe benefits, or paid time-off pay, as well as any other amounts owed to Optionee by the Corporation), the amounts Optionee owes the Corporation under subsection (a) above. Whether or not the Corporation elects to make any setoff in whole or in part, if the Corporation does not recover by means of setoff the full amount Optionee owes it, calculated as set forth above, Optionee agrees to immediately pay the unpaid balance to the Corporation.

(c) Compensation Committee Discretion. Optionee may be released from Optionee’s obligations under subsections (a) and (b) of this Section 3 only if the Compensation Committee, or its duly appointed agent, determines in its sole discretion that such action is in the best interest of the Corporation.

(d) Certain Definitions. The term “Corporation” as used in this Agreement with reference to employment or service as a director shall include employment with any Subsidiary of the Corporation. The term “confidential information” as used in this Agreement includes, but is not limited to, records, lists, and knowledge of the Corporation’s clients, methods of operation, processes, trade secrets, methods of determination of prices, prices or fees, financial condition, profits, sales, net income, and indebtedness, as the same may exist from time to time.

4. Vesting. Each Option granted under the Plan shall vest at the rate of twenty percent (20%) of the initially awarded Option Shares per year (rounded down to the nearest whole share), commencing with the vesting of the first installment one (1) year after the Date of Grant of the Option and succeeding installments on the second through fifth anniversaries, respectively, of the Date of Grant of the Option. In the event of Optionee’s death or as provided in Section 7, Change of Control, below, the Option shall immediately vest, unless Optionee has violated the option forfeiture provisions of Sections 3, 6 or 8 of this Agreement or the Option becomes null and void pursuant to the Early Termination provisions as set forth in Section 6 below.

5. Exercise of Options and Payment.

(a) The Option may be exercised in whole or in part upon vesting but not later than ten (10) years after the Date of Grant. The Option shall be exercised by the Optionee delivering to the Treasurer of the Corporation written notice specifying the number of whole Option Shares that the Optionee then desires to purchase and the Option Price thereof, together with cash, a check for an amount in United States dollars to the order of the Corporation or shares of Corporation stock with a Fair Market Value equal to the Option Price of the shares the Optionee desires to purchase and, any applicable withholding tax obligations as described in Section 12 hereof or a combination of Corporation stock and United States dollars. No tendered shares of stock which were acquired by the Optionee upon the previous exercise of an Option shall be accepted for exchange unless the Optionee has held such shares for at least six (6) months prior to the tender. The Option may be exercised by the Optionee through a cashless exercise where the Optionee instructs a broker or dealer to sell the Option Shares and the Corporation delivers the Option Shares directly to the Optionee’s broker or dealer on the settlement date in exchange for payment in full of the exercise price from the broker or dealer. Cashless exercises must comply with all rules and regulations of the Compensation Committee and all applicable laws and regulations. An Optionee who is a director of the Corporation at the time of exercise may only use the cashless exercise method of exercising an Option during the Corporation’s trading window.

(b) The Corporation may then require that there be presented to and filed with it a written representation by the Optionee that it is then the Optionee’s intention to acquire the shares to be purchased for investment and not with a view to their distribution. In such event, no shares shall be issued or transferred to the Optionee unless and until the Corporation is satisfied with the correctness of such representation.

(c) As soon as practicable after receipt by the Corporation of such written notification and payment and, if required by the Corporation, the Optionee’s representation of the intent to acquire for investment, the Corporation shall, subject to the requirements of Section 13 hereof, issue or transfer to the Optionee the number of shares of Stock with respect to which such Option shall have been so exercised and shall deliver to the Optionee a certificate or certificates or, if the shares of Stock are uncertificated, the information required by the Pennsylvania Business Corporation Law, evidencing such shares, registered in the Optionee’s name.

6. Early Termination. This Option shall expire ten (10) years from its Date of Grant, but shall be subject to earlier termination as follows:

(a) in the event an Optionee shall cease to be a director by reason of normal or early retirement, or by reason of total and permanent disability as determined by the Compensation Committee, the Option Shares shall continue to vest at the rate set forth in Section 4 above and this Option shall be exercised within five (5) years and two (2) months after the date the Optionee shall cease to be a director or within the Option Period, whichever is less;

(b) in the event an Optionee shall cease to be a director by reason of death, this Option shall become immediately exercisable and shall be exercised within five (5) years after the date of death or within the Option Period, whichever is less;

(c) in the event an Optionee shall cease to be a director for reasons other than retirement, permanent disability or death, and not for Cause, then the Option, as to all Option Shares which have been vested as of the date of termination, shall be exercised within ninety (90) days after such Optionee shall cease to be a director and the Option, as to all Option Shares which have not vested, shall lapse and become null and void;

(d) in the event an Optionee shall cease to be a director because the Optionee is removed from office as set forth in the Corporation’s By-Laws, the Option, as to unexercised vested and unvested Option Shares, shall be null and void immediately upon termination of the Optionee’s service and may not be exercised; and

(e) in the event that while an Optionee is a director or after an Optionee ceases to be a director, the Optionee engages in any of the conduct described in Sections 3 or 8 hereof, then, subject to the discretion of the Compensation Committee, that Optionee shall forfeit the rights to exercise the Option and be required to pay the Corporation the option gains as described in Section 3 hereof.

The Compensation Committee may, in extenuating circumstances, alter the exercise provisions outlined in this Agreement including specifically this Section 6 or Sections 3 or 8 hereof.

7. Change of Control. In the event of a Change in Control:

(a) If the Corporation is the surviving entity and any adjustments necessary to preserve the value of the Optionee’s Option have been made, or the Corporation’s successor at the time of the Change in Control irrevocably assumes the Corporation’s obligations under the Plan or replaces the Optionee’s outstanding Option with stock options of equal or greater value and having terms and conditions no less favorable to the Optionee than those applicable to the Optionee’s Options immediately prior to the Change in Control, then the Option or the replacement option shall become immediately exercisable in full only if within two years after the Change in Control:

i. the Optionee is not nominated to serve as a director for reasons other than an event which would permit the Optionee to be removed from office as set forth in the Corporation’s By-Laws or a voluntary resignation or the Optionee declines to run for re-election as a director.

(b) If Section 7(a) does not apply, then without any action by the Compensation Committee or the Board, this Option as to the Option Shares granted under the Plan that have not been previously exercised or otherwise lapsed and terminated shall become immediately exercisable in full; provided, however, that the Compensation Committee, in its sole discretion, and without the consent of any Optionee affected thereby, may determine that a cash payment shall be made promptly following the Change in Control in lieu of all or any portion of the outstanding Option

Shares granted under this Agreement. The amount payable with respect to each share of Stock subject to an affected Option shall equal the excess of the Fair Market Value of a share of Stock immediately prior to such Change in Control over the exercise price of such Option. After such a determination by the Compensation Committee, each Option, with respect to which a cash payment is to be made shall terminate, and the Optionee shall have no further rights thereunder except the right to receive such cash payment.

8. Non-Transferability and Forfeiture. This Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution and, during the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. Upon the death or incapacity of an Optionee, this Option may be exercised by Optionee’s duly designated beneficiary or otherwise by Optionee’s applicable legal representatives, heirs or legatees. No assignment or transfer of this Option whether voluntary or involuntary, by operation of law or otherwise, except by will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon any attempt to assign or transfer this Option the Option shall terminate and be of no force or effect.

9. Restriction and Exercise. Anything in this Agreement to the contrary notwithstanding, the Optionee hereby agrees not to exercise this Option, and that the Corporation will not be obligated to issue any Stock to the Optionee hereunder, if the exercise hereof or the issuance or transfer of such Stock shall constitute a violation by the Optionee or the Corporation of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Compensation Committee shall be final, binding and conclusive. The Corporation shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the exercise of the Option or the issuance or transfer of Stock pursuant thereto to comply with any law or regulation of any governmental authority.

10. Notice. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the Corporation, Attention: Treasurer, at its office at 801 Lancaster Avenue, Bryn Mawr, PA 19010 or to the Optionee at her/his address on the records of the Corporation or at such other addresses as the Corporation, or Optionee, may designate in writing from time to time to the other party hereto.

11. Directorship. Neither the action of the Corporation or the shareholders, nor any action taken by the Compensation Committee under the Plan nor any provisions of this Agreement shall be construed as giving to the Optionee the right to be retained as a director of the Corporation.

12. Payment of Taxes. The Corporation may require, as a condition to the delivery of certificates for Stock issued pursuant to the exercise of any option, that the Optionee pay to the Corporation any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or any delivery of shares. The Corporation and any of its subsidiaries including, without limitation, The Bryn Mawr Trust Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including retainer or director fees) otherwise due to an

Optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any option grant or to the delivery of shares under the Plan, or to retain or sell, without notice, a sufficient number of the shares to be issued to such Optionee to cover any such taxes, provided that the Corporation shall not sell any such shares if such sale would be considered a sale for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

13. Partial Exercise of Option. Upon a partial exercise of any Option granted pursuant to this Agreement, the Optionee hereby agrees, at the request of the Corporation’s Treasurer, to return this Agreement to the Corporation so that a statement may be placed upon the Agreement by the Treasurer confirming the partial exercise by the Optionee of the Option granted by this Agreement.

14. Incorporation by Reference. This Option is granted pursuant and subject to the terms and conditions of the Plan, the provisions of which are incorporated herein by reference. If any provision of this Agreement conflicts with any provision of the Plan in effect on the Date of Grant, the terms of the Plan shall control. The Option shall not be modified after the Date of Grant except by written agreement between the Corporation and the Optionee; provided, however, that such modification shall (a) not be inconsistent with the Plan, and (b) be approved by the Committee.

15. Liens and Encumbrances. The Option may not be pledged, encumbered or hypothecated to or in favor of any party other than the Corporation or a Subsidiary, or be subject to any lien, obligation or liability of the Optionee to any party other than the Corporation or a Subsidiary.

16. Severability. If any one or more of the provisions contained in this Agreement are invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

17. Compliance with Internal Revenue Code Section 409A. It is the intention of the parties that the Option and the Agreement comply with the provisions of Section 409A of the Internal Revenue Code to the extent, if any, that such provisions are applicable to the Agreement and the Agreement will be administered by the Compensation Committee in a manner consistent with this intent.

18. Choice of Law. The provisions of this Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflict of law provisions of any jurisdiction.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by a duly authorized officer, and the Optionee has hereunto set his/her hand and seal, all as of the day and year first above written.

BRYN MAWR BANK CORPORATION

By:
Print Name:
Print Title:

(Signature of Optionee)

(Print Name of Optionee)

(Address of Optionee)